UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 16, 2014
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2014, Lucas Energy, Inc. (“Lucas”, “we”, “us” or the “Company”) entered into a Securities Purchase Agreement with Ironman Energy Master Fund, Ironman PI Fund II (QP), LP and John B. Helmers, each current shareholders of the Company (Mr. Helmers will become the beneficial owner of more than 10% of our common stock as a result of the transactions contemplated by the Securities Purchase Agreement)(the “Investors”), in connection with the sale by the Company to the Investors of 3,333,332 units, at a purchase price of $0.60 per unit or $2 million in aggregate, with each unit consisting of one share of common stock (the “Shares”) and 0.50 of a warrant to purchase one share of the Company’s common stock at an exercise price of $1.00 per share and a term of five years (the “Warrants”, and collectively with the Shares, the “Securities” or the “Units”).  Each Investor agreed to purchase 1,666,666 Units in the offering.

Ironman Energy Master Fund (and certain of its related parties) previously participated in the Company’s September 2013 offering of shares.

The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of similar nature and size, including certain indemnification rights we have provided to the Investors and their agents.  The closing of the transactions contemplated by the Securities Purchase Agreement are subject to the satisfaction of customary closing conditions, and if such closing conditions are not met, we may not sell the entire amount of Units.

Pursuant to the Securities Purchase Agreement we provided each Investor the right of first offer to purchase any securities (other than Exempt Securities, described below) that we may decide to offer in the six months following the closing date of the transactions contemplated by the Securities Purchase Agreement, on mutually agreeable terms. In the event we and such Investors cannot agree on mutually agreeable terms, we have the right to offer securities to third parties, provided that we provide the Investors a pro rata right of first refusal to purchase up to 33% of any securities we subsequently agree to sell to third parties, subject to terms and conditions of the Securities Purchase Agreement, and on such terms and conditions as agreed to by such third parties. “Exempt Securities” mean (a) securities issuable to employees, officers, directors or consultants pursuant to any stock or option plan duly adopted for such purpose, by (i) the shareholders of the Company, or (ii) a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the Securities Purchase Agreement (provided no amendments are made to such terms), and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, subject to certain conditions set forth in greater detail in the Securities Purchase Agreement.

We also provided the Investors the right for a period of six months following the closing of the transactions contemplated by the Securities Purchase Agreement to veto (a) any offering of common stock or common stock equivalents that is proposed to occur at a purchase price that is less than $0.60 per share (as equitably adjusted for any stock splits, stock dividends or recapitalizations); and (b) any equity option or warrant issuances at an exercise price that is less than the $0.60 sales price of the Units in the offering, in each case (a) and (b), except pursuant to existing employee, officer or director incentive compensation plans.

Each Warrant sold in the offering has an exercise price of $1.00 per share.  The Warrants are exercisable any time following the 180th day after the grant date (subject to each holder’s ability to waive such requirement with 65 days prior notice to us), for five years following the date of the closing of the offering.  The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants.

The aggregate number of shares of common stock issued upon exercise of the Warrants sold in the offering, at an exercise price less than the greater of the book or market value (as determined in accordance with the rules and regulations of the NYSE MKT) of the common stock on the date the offering closes, when added together with the 3,333,332 shares of common stock sold in connection with the offering, may not exceed 19.99% of the Company’s 29,991,283 shares expected to be outstanding on the closing date (the “Share Cap”). No shares of common stock issuable upon exercise of the Warrants shall be issuable, to the extent that after giving effect to the exercise, the Share Cap would be exceeded, provided, however, that so long as any Warrants remain unexercised, a Warrant shall not be exercised to purchase a number of shares of common stock in excess of the Warrant’s pro rata share of the Share Cap.

            The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock.  Additionally, upon the occurrence of any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other transaction involving us (except for Company Combinations as described below) in which our common stock is converted into or exchanged for securities, cash or other property, we are required to make an appropriate provision (in form and substance satisfactory to the holders of the warrants) to ensure that the holders receive (or have the right to receive), in lieu of or in addition to (as the case may be) shares of common stock, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of common stock immediately acquirable and receivable upon exercise of the Warrants had such transaction not taken place.

            The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced (a) during the one year period following the closing date of the offering to the lowest pricer per share of consideration provided or deemed to have been provided for such securities, not to be deemed less than $0.01 per share, and thereafter (b) to the product of (x) the exercise price then in effect, and (y) a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock which the aggregate consideration received by us would purchase at the exercise price in effect immediately prior to such issuance, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of such additional shares of common stock issued or issuable.  Notwithstanding the above, no adjustment of the exercise price is required in connection with any issuances or deemed issuance of shares of common stock (1) to our officers, directors, consultants or employees pursuant to stock option or stock purchase plans or agreements on terms approved by our Board of Directors, subject to adjustment for all subdivisions and combinations; and (2) in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the closing date, subject to the prior written approval of the holders of the Warrants.

Additionally, in the event we acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which we are the surviving entity and our common stock is not converted or exchanged), business combination or share exchange pursuant to which shares of our common stock or convertible securities (including options or warrants) are issued or granted by us as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the exercise price of the Warrants is automatically reduced, to the average of the highest bid and lowest asked prices on of our common stock averaged over the thirty (30) business days after the closing of the Company Combination if such exercise price as adjusted is less than the exercise price in effect on the date such Company Combination is determined.

We also entered into a Registration Rights Agreement with the Investors, pursuant to which we provided the Investors piggy-back registration rights to be included in any underwritten offering we undertake in the future and demand registration rights for any Investor who is deemed an “affiliate” of the Company, for so long as they hold shares of our common stock or securities exercisable or convertible for shares of our common stock.

The above summary of the material terms and conditions of the Securities Purchase Agreement and Warrants are qualified in their entirety by reference to the actual terms and conditions of the Securities Purchase Agreement which is filed as Exhibit 10.1 hereto, the Registration Rights Agreement which is filed as Exhibit 10.2 hereto and the Warrants, the form of which is filed as Exhibit 4.1 hereto, and each are incorporated herein by reference.

Our obligation to issue and sell the Units to the Investors is subject to the conditions set forth in the Securities Purchase Agreement, which may be waived by us at our discretion. An Investor’s obligation to purchase the Units is subject to the conditions set forth in his or her Securities Purchase Agreement as well, which may also be waived.  Subject to the satisfaction of such closing conditions we anticipate delivery of the Units to be made on or about April 21, 2014.

The offer and sale of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-188663), which was declared effective by the Commission on May 24, 2013 (the “Shelf Registration Statement”), and a prospectus supplement thereto, which the Company plans to file after the date of this filing and prior to the closing of the offering. A copy of the opinion of The Loev Law Firm, PC relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 4.1, 5.1, 10.1 and 10.2 by reference into the Shelf Registration Statement.

ITEM 8.01 OTHER EVENTS.

On April 15, 2014, the Company issued a press release announcing the entry into the Securities Purchase Agreement and the extension of the time period pursuant to which the Company is required to regain compliance under the NYSE MKT continued listing rules until July 31, 2014.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1*	Form of Common Stock Purchase Warrant to be provided to each investor (April 2014)

5.1*	Opinion of The Loev Law Firm, PC

10.1*	Securities Purchase Agreement by and between the Company and each investor dated as of April 15, 2014

10.2*	Registration Rights Agreement by and between the Company and the investors dated as of April 15, 2014

23.1	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

99.1**	Press Release dated April 16, 2014

* Filed herewith

** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer
Date: April 16, 2014

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

4.1*	Form of Common Stock Purchase Warrant to be provided to each investor (April 2014)

5.1*	Opinion of The Loev Law Firm, PC

10.1*	Securities Purchase Agreement by and between the Company and each investor dated as of April 15, 2014

10.2*	Registration Rights Agreement by and between the Company and the investors dated as of April 15, 2014

23.1	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

99.1**	Press Release dated April 16, 2014

* Filed herewith

** Furnished herewith.